UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 24, 2010, BioMarin Pharmaceutical Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the resignation of Mr. Joseph Klein III, a former director of the Company (the “Initial Form 8-K”). This Current Report on Form 8-K/A is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8-K in order to: (1) update certain information under Item 5.02 of the Initial Form 8-K, and (2) file as an exhibit a letter received from Mr. Klein pursuant to the opportunity to respond to the Initial Form 8-K granted to Mr. Klein under Item 5.02(a)(3)(ii) of Form 8-K. The information contained in this Current Report on Form 8-K/A supplements the information contained in Items 5.02 and 9.01 of the Initial Form 8-K. Otherwise, the Initial Form 8-K is restated herein in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, the company received a letter from Mr. Klein dated March 31, 2010 stating that he disagreed with the Company’s description in the Initial Form 8-K of the circumstances regarding his resignation. A copy of Mr. Klein’s letter in response to the Initial Form 8-K (the “Response Letter”) is attached hereto as Exhibit 17.2 to this Current Report on Form 8-K/A. All descriptions of the contents of the Response Letter set forth in this Current Report on Form 8-K/A are qualified in their entireties by reference to the full text of the Response Letter.

The Company believes that the information and description of the circumstances regarding Mr. Klein’s resignation as set forth in the Initial Form 8-K is fully responsive to the Response Letter.

Item 9.01	Financial Statements and Exhibits.

Exhibit 17.2      Response letter from Joseph Klein III, dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMARIN PHARMACEUTICAL INC., a Delaware corporation

Date: April 2, 2010	By:	/s/ G. ERIC DAVIS G. Eric Davis Senior Vice President, General Counsel

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